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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported):  December 4, 2002


                           RRUN VENTURES NETWORK, INC.
             (Exact name of Registrant as specified in its charter)

  Nevada                       000-27233                    98-0204736
(State or Other            (Commission File               (IRS Employer
Jurisdiction  of                Number)                    Identification
Incorporation)                                                 Number)

4th Floor, 62 W. 8th Avenue, Vancouver, British Columbia, Canada    V5Y 1M7
     (Address of principal executive offices)                      (Zip Code)

                                 (604) 682-6541
              (Registrant's telephone number, including area code)




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ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

            Not Applicable.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

On December 4, 2002, the Company completed the divestment of its subsidiary AXXUS Corporation in exchange for the cancellation of Company debt in the amount of $411,406. The upshot of the transaction was the disposition by the Company of its uncompleted technology projects in exchange for the cancellation of debt owed by the Company to the contractor developing the technology.

Since inception the Company's original business strategy was to operate as a venture development organization initially focused on content distribution utilizing the Internet. Originally, the Company's core business venture was RAHX 1.0, a software platform that uses Peer to Peer (P2P) technologies to enable and enhance the distribution of digital media files over the Internet. The technology has not reached commercial viability and the Company can no longer fund its development. Accordingly, it was determined to be in the best interest of the Company to divest itself of the unfinished technology in exchange for the cancellation of debt owed by the Company for its development.

The Stock Purchase Agreement which consummated the transaction was between the Company and Emanuel Koseos who had been serving as our Chief Technology Officer, a position from which he has now resigned.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

            Not Applicable.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

            Not Applicable.

ITEM 5.     OTHER EVENTS

            Not Applicable

ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS

            Not Applicable.


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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            Financial Statements

            None

            Exhibits

            10.1  Stock Purchase Agreement

ITEM 8.     CHANGE IN FISCAL YEAR

            Not Applicable.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RRUN VENTURES NETWORK, INC.


DATED:  December 13, 2002          By:  /s/ Ray Hawkins
                                        ------------------------------------
                                        Ray Hawkins
                                        Chief Executive Officer


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